Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Memorial Production Partners LP (the “Partnership”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, William J. Scarff, President and Chief Executive Officer of Memorial Production Partners GP LLC, the general partner of Memorial Production Partners LP and Robert L. Stillwell, Jr., Vice President and Chief Financial Officer of Memorial Production Partners GP LLC, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: November 2, 2016	/s/ William J. Scarff
William J. Scarff
President and Chief Executive Officer
Memorial Production Partners GP LLC
(as general partner of Memorial Production Partners LP)

Date: November 2, 2016	/s/ Robert L. Stillwell, Jr.
Robert L. Stillwell, Jr.
Vice President and Chief Financial Officer
Memorial Production Partners GP LLC
(as general partner of Memorial Production Partners LP)

The foregoing certifications are being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, are not being filed as part of the Report for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and are not incorporated by reference into any filing of the Partnership, whether made before or after the date hereof, regardless of any general incorporation language in such filing.